Exhibit 99.1

FORM OF NOTICE OF THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

MITTAL STEEL COMPANY N.V.

Date, Time, Place, Purpose and Agenda of the Mittal Steel Extraordinary General Meeting

The extraordinary general meeting of shareholders of Mittal Steel Company N.V. will be held on 28 August 2007, at 2 p.m., Amsterdam time, at Hotel Okura Amsterdam, Ferdinand Bolstraat 333, 1072 LH Amsterdam, The Netherlands.

The purpose of the extraordinary general meeting of shareholders is to consider and to vote on the proposal to merge Mittal Steel Company N.V. into ArcelorMittal as contemplated by the merger proposal (voorstel tot fusie) and the explanatory memorandum (toelichting op het voorstel tot fusie), dated as of 25 June 2007.

The agenda for the extraordinary general meeting of shareholders, containing proposals made by the Board of Directors, is as follows:

1.	Opening.

2	Proposal to merge Mittal Steel Company N.V. into ArcelorMittal as contemplated by the merger proposal (voorstel tot fusie) and the explanatory memorandum (toelichting op het voorstel tot fusie) dated as of 25 June 2007, including the authority of the Board of Directors to complete the merger. (resolution)

3.	Questions / any other item with permission of the Chairman.

4.	Closing.

Available documents

Copies of the merger proposal (voorstel tot fusie) and the explanatory memorandum (toelichting op het voorstel tot fusie), dated as of 25 June 2007, together with the appropriate documents as referred to in the Dutch Civil Code and Luxembourg law, have been made available for inspection at the offices of Mittal Steel Company N.V. and ArcelorMittal as of 29 June 2007, at the Chamber of Commerce for Rotterdam, The Netherlands as of 28 June 2007 and at the Luxembourg Register of Trade and Companies as of 27 June 2007.

Copies of the Prospectus dated as of [            ], 2007, as approved by the Luxembourg Commission de Surveillance du Secteur Financier or of the Proxy Statement/Prospectus dated as of [            ], 2007, as declared effective by the U.S. Securities and Exchange Commission, each prepared in connection with Item 2, can be obtained free of charge by shareholders and others entitled to attend the extraordinary general meeting of shareholders and their representatives at the offices of Mittal Steel Company N.V. at Hofplein 20, 3032 AC Rotterdam, The Netherlands, at ABN AMRO Service Desk, tel. + 31 76 579 9455, at The Bank of New York, 101 Barclay Street, 22nd Floor West, New York 10286, U.S.A. (offices of Mr. Robert W. Goad), and at Banque Degroof SA/NV, rue de l’Industrie 44, 1040 Brussels, Belgium, as of [            ], 2007 until the close of the extraordinary general meeting of shareholders. Copies of these documents are also available for inspection at ABN AMRO Bank N.V., Foppingadreef 22, 1102 BS Amsterdam, The Netherlands. Copies of these documents will also be made available on the website of Mittal Steel Company N.V. (www.arcelormittal.com).

Copies of the documents sent to the holders of registered shares that are included in a shareholder registry of Mittal Steel Company N.V. can be obtained free of charge by shareholders and others entitled to attend the extraordinary general meeting of shareholders and their representatives at the offices of Mittal Steel Company N.V. at Hofplein 20, 3032 AC Rotterdam, The Netherlands, at ABN AMRO Service Desk, tel. + 31 76 579 9455, at The Bank of New York, 101 Barclay Street, 22nd Floor West, New York 10286, U.S.A. (offices of Mr. Robert W. Goad), and at Banque Degroof SA/NV, rue de l’Industrie 44, 1040 Brussels, Belgium, as of [            ], 2007 until the close of the extraordinary general meeting of shareholders. Copies of the documents sent to these shareholders are also available for inspection at ABN AMRO Bank N.V., Foppingadreef 22, 1102 BS Amsterdam, The Netherlands. Copies of these documents will also be made available on the website of Mittal Steel Company N.V. (www.arcelormittal.com).

Registration date

The Board of Directors has determined that those who are registered at the close of business on 21 August 2007 in one of the (sub) shareholder registries of Mittal Steel Company N.V., which is referred to as the registration date and have given notice in accordance with the instructions described below, will have the right to attend and to vote at the extraordinary general meeting of shareholders of Mittal Steel Company N.V. Pursuant to Dutch law and the articles of association of Mittal Steel Company N.V., the registration date cannot be earlier than 7 days prior to the extraordinary general meeting of shareholders.

Manner of voting

If you are a Mittal Steel shareholder, you may submit your vote for or against the proposal submitted at the extraordinary general meeting of shareholders of Mittal Steel Company N.V. in person or by proxy. All Mittal Steel shares entitled to vote and represented by duly completed proxies received prior to the extraordinary general meeting of shareholders of Mittal Steel Company N.V. in accordance with the applicable formalities, and not revoked, will be voted at the extraordinary general meeting of shareholders of Mittal Steel Company N.V. as instructed on the proxies. Holders of Mittal Steel shares and their duly appointed proxies that wish to attend the extraordinary general meeting of shareholders of Mittal Steel Company N.V. in person, must register and bring their attendance card (in the case of holders of shares whose ownership is indirectly recorded in Mittal Steel Company N.V.’s Dutch or Luxembourg shareholder registry or in the case of holders of shares whose shares are traded at the New York Stock Exchange) (see below) as well as a form of personal identification to enter the meeting.

Holders of shares whose ownership is directly recorded in Mittal Steel Company N.V.’s Dutch or Luxembourg shareholder registry

The following paragraphs apply only to those holders of shares whose ownership is directly recorded in Mittal Steel Company N.V.’s Dutch or Luxembourg shareholder registry on 21 August 2007, the registration date. (These shares cannot be traded on Eurolist by Euronext Amsterdam N.V., Eurolist by Euronext Brussels SA/NV, Eurolist by Euronext Paris S.A., the regulated market of the Luxembourg Stock Exchange and the stock exchanges of Barcelona, Bilbao, Madrid and Valencia, unless the holders of these shares are deregistered from the shareholder registry and these shares are entered into the relevant book-entry system.)

Attendance in Person. Holders of these shares who elect to attend the extraordinary general meeting of shareholders in person must register with Mittal Steel Company N.V. before 5 p.m. (Amsterdam time) on 23 August 2007. These holders of shares must complete, sign and date a proxy form that can be obtained from Mittal Steel Company N.V. (c/o ArcelorMittal ( Service Titres ), 19, Avenue de la Liberté, L-2930 Luxembourg, phone +352 4792 1) or downloaded from Mittal Steel Company N.V.’s website (www.arcelormittal.com). The completed, signed and dated proxy form must be returned to Mittal Steel Company N.V. (c/o ArcelorMittal ‹ Service Titres ›, 19, Avenue de la Liberté, L-2930 Luxembourg, or facsimile +352 4792 2189) such that the proxy form will be received by Mittal Steel Company N.V. before 5 p.m. (Amsterdam time) on 23 August 2007.

Attendance by Proxy. Holders of these shares who are unable to attend the extraordinary general meeting of shareholders in person, may give a voting instruction to the Secretary of Mittal Steel Company N.V., Mr. Henk Scheffer (c/o ArcelorMittal ‹ Service Titres ›, 19, Avenue de la Liberté, L-2930 Luxembourg), or to a third party that the holder designates. Prior to giving voting instructions to the Secretary of Mittal Steel Company N.V., holders of these shares must (a) have registered their shares as described above and (b) complete, sign and date the proxy form that can be obtained from Mittal Steel Company N.V. (c/o ArcelorMittal ‹ Service Titres ›, 19, Avenue de la Liberté, L-2930 Luxembourg, phone + 352 4792 1) or downloaded from Mittal Steel Company N.V.’s website. The completed, signed and dated proxy form must be returned to Mittal Steel Company N.V. (c/o ArcelorMittal ( Service Titres ), 19, Avenue de la Liberté, L-2930 Luxembourg or facsimile + 352 4792 2189) such that the proxy form will be received by Mittal Steel Company N.V. before 5 p.m. (Amsterdam time) on 23 August 2007.

If a holder of these shares wishes to be represented by a proxy other than the Secretary of Mittal Steel Company N.V., then this holder must (a) have registered his or her shares as described above, and (b) have completed, signed and dated and returned a proxy, indicating the name of the proxy to Mittal Steel Company N.V. (c/o ArcelorMittal ( Service Titres ), 19, Avenue de la Liberté, L-2930 Luxembourg or facsimile + 352 4792 2189) such that the proxy will be received by Mittal Steel Company N.V. in order to have that name recorded on the registration list for the extraordinary general meeting of shareholders before 5 p.m. (Amsterdam time) on 23 August 2007.

Holders of shares whose ownership is indirectly recorded in Mittal Steel Company N.V.’s Dutch or Luxembourg shareholder registry

The following paragraphs apply only to those holders of shares whose ownership is indirectly recorded in Mittal Steel Company N.V.’s Dutch or Luxembourg shareholder registry. (These shares are held through a book-entry system and can be directly traded on Eurolist by Euronext Amsterdam N.V., Eurolist by Euronext Brussels SA/NV, Eurolist by Euronext Paris S.A., the regulated market of the Luxembourg Stock Exchange and the stock exchanges of Barcelona, Bilbao, Madrid and Valencia.)

Attendance in Person. Holders of these shares who elect to attend the extraordinary general meeting of shareholders in person must request their local bank or broker at which their shares are registered, to send a confirmation notice to the relevant central registration bank on 21 August 2007 at the latest. (A list of the relevant central registration banks is included below). That confirmation notice must state that the relevant shares are or will be registered with the local bank or broker’s records in the holder’s name on 21 August 2007. If the confirmation notice is duly completed, signed, dated and returned, the holder of the shares will receive by e-mail or mail a proof of registration and/or a receipt of deposit/registration, which will serve as an attendance card for the extraordinary general meeting of shareholders.

Attendance by Proxy. Holders of these shares who are unable to attend the extraordinary general meeting of shareholders in person, may give a voting instruction to the Secretary of Mittal Steel Company N.V., Mr. Henk Scheffer (c/o ArcelorMittal ( Service Titres ), 19, Avenue de la Liberté, L-2930 Luxembourg, phone + 352 4792 1), or to a third party that the holder designates. Prior to giving voting instructions to the Secretary of Mittal Steel Company N.V., holders of these shares must (a) have registered their shares as described above, and (b) complete, sign and date the proxy form that can be obtained from the relevant central registration bank or downloaded from Mittal Steel Company N.V.’s website. The completed, signed and dated proxy form must be returned to the relevant central registration bank before 23 August 2007.

If a holder of these shares wishes to be represented by a proxy other than the Secretary of Mittal Steel Company N.V., then this holder must (a) have registered his or her shares as described above, and (b) have provided the name of the proxy to Mittal Steel Company N.V. in order to have that name recorded on the registration list for the extraordinary general meeting of shareholders before 5 p.m. (Amsterdam time) on 23 August 2007.

Central Registration Banks. Mittal Steel Company N.V. has appointed the following central registration banks:

•	“ For shares that are included in the Euroclear Nederland system and that are admitted to trading on Eurolist by Euronext Amsterdam N.V.:

ABN AMRO Bank N.V., email: abnamro.depotbewijzen@nl.abnamro.com or fax: + 31 76 5799 632

•	“ For shares that are included in the Euroclear Belgium system and that are admitted to trading on Eurolist by Euronext Brussels SA/NV:

Banque Degroof SA/NV, email: faxadmclient@degroof.be or fax: + 32 (0) 2 2339 360

•	“ For shares that are included in the Euroclear France system and that are admitted to trading on Eurolist by Euronext Paris S.A.:

Société Générale, Service des Assemblées, 32 rue du Champ de Tir, BP 81236, 44312 Nantes cedex 3, France

•	“ For shares that are included in the Clearstream Banking or Euroclear Bank system and that are admitted to trading on the Luxembourg Stock Exchange’s regulated market:

HSBC Trinkaus & Burkhardt International SA, email: custody@hsbctrinkaus.lu or fax: + 352 471515 779

•	“ For shares that are included in the Iberclear system and that are admitted to trading on the stock exchanges of Barcelona, Bilbao, Madrid and Valencia:

Banco Bilbao Vizcaya Argentaria, S.A., email: clientrelations@grupobbva.com or fax: + 34 91 374 34 71

Holders of shares who have their ownership directly recorded in Mittal Steel Company N.V.’s New York shareholder registry or for holders whose shares are traded at the New York Stock Exchange

The following paragraphs apply only to those holders of shares whose ownership is recorded directly in Mittal Steel Company N.V.’s New York shareholder registry or for holders whose shares are traded at the New York Stock Exchange.

Holders of these shares wishing to exercise their shareholder rights, either in person or by proxy, must complete, sign, date and return the U.S. proxy card, such that the U.S. proxy card will be received before 5 p.m. (New York time) on 23 August 2007, at the office of The Bank of New York at 101 Barclay Street, New York, New York 10286, U.S.A. to the attention of the Proxy Department, A level.

Attendance in Person. Holders of these shares who elect to attend the extraordinary general meeting of shareholders in person and duly complete, date, sign and return the U.S. proxy card in time, will receive an attendance card.

Attendance by Proxy. For those holders of these shares who are unable to attend the extraordinary general meeting of shareholders in person, the U.S. proxy card is a means by which such holders can exercise their voting rights. The U.S. proxy card appoints The Bank of New York as proxy holder, with full power of substitution. If the U.S. proxy card is duly completed, dated, signed and returned, all of the shares represented thereby will be voted, and, if a voting instruction is included by the holder of the shares in the U.S. proxy card, the shares will be voted by The Bank of New York or its substitute(s) in accordance with such voting instruction. If no voting instruction is included in the U.S. proxy card, the proxy will be voted by The Bank of New York or its substitute(s) “FOR” the decision to merge Mittal Steel Company N.V. into ArcelorMittal as contemplated by the merger proposal and the explanatory memorandum.

Holders of these shares who are unable to attend the extraordinary general meeting of shareholders in person and who wish to appoint a proxy holder other than The Bank of New York, must notify Mittal Steel Company N.V. (c/o ArcelorMittal, ( Service Titres ), 19, Avenue de la Liberté, L-2930 Luxembourg, phone + 352 4792 1) on or prior to 23 August 2007 of their intention to be represented at the meeting by proxy. Holders of these shares should discuss the exact formalities with their bank or broker where the shares are registered in a securities account.

Finally, holders of these shares who have executed a U.S. proxy card but who wish to revoke such proxy may do so by (a) delivering a subsequently dated U.S. proxy card or by giving written notice of revocation, which in each case must be received by The Bank of New York (marked for the attention of the Proxy Department), 101 Barclay Street, A Level, New York, New York 10286 on or before 5 p.m. (New York time) on 23 August 2007, or (b) giving written notice of revocation to be received by The Bank of New York (marked for the attention of the Proxy Department), 101 Barclay Street, A Level, New York, New York 10286 before 5 p.m. (New York time) on 23 August 2007 and attending the extraordinary general meeting of shareholders in person and voting in person by ballot.

The Board of Directors

[            ] 2007